Exhibit 11(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the reference of our Firm in the Statement of Additional Information for the Boston Partners Bond Fund under the caption "Independent Accountants."


/S/COOPERS & LYBRAND L.L.P.
   COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 15, 1997